AMENDMENT NO. 1 TO AGREEMENT OF SALE


     THIS AMENDMENT NO. 1 TO AGREEMENT OF SALE (this "Amendment") is dated as of February 26, 1997, by and between GROUP ONE INVESTMENTS, INC., an Illinois corporation ("Purchaser") and PEACHTREE LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

     A. Purchaser and Seller have heretofore entered into that certain Agreement of Sale dated as of February 26, 1997, providing for the sale by Seller to Purchaser of certain real property and other related property located in Duluth, Georgia and known as Howell Station Apartments (the "Property") (said Agreement of Sale is hereinafter referred to as the "Agreement"); and

     B. Purchaser and Seller have heretofore entered into that certain Agreement dated as of February 26, 1997, providing for the sale by Seller to Purchaser of certain personal property located at the Property (the "Personal Property") (said Agreement is hereinafter referred to as the "Personal Property Agreement"); and

     C. The parties heretofore desire to amend the terms and conditions of the Agreement in certain respects, in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the recitals set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, Purchaser and Seller hereby agree as follows:

     1. Preambles. The Preambles to this Amendment are fully incorporated herein by this reference thereto with the same force and effect as through restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Amendment shall have the respective meanings ascribed to them in the Agreement, as modified hereby.

     3. Closing/Event of Default. Notwithstanding anything to the contrary contained in the Agreement or the Personal Property Agreement, the conveyance of the Personal Property shall occur simultaneously with the Closing on the Closing Date through an Escrow with Title Insurer. In the event that Seller fails to deliver a Special Warranty Bill of Sale to the Purchaser conveying the Personal Property to Purchaser on the Closing Date, in accordance with the provisions of the Personal Property Agreement, said failure shall be deemed a "Seller's Default", and the provisions of paragraph 12 of the Agreement shall apply. In the event that Purchaser fails to deliver the purchase price for the Personal Property to Seller on the Closing Date in accordance with the provisions of the Personal Property Agreement, said failure shall be deemed a "Purchaser's Default", and the provisions of paragraph 10 of this Agreement shall apply.
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     4.   Miscellaneous.  (a) Except as may be expressly set forth herein to the contrary, the Agreement remains unmodified and all of the terms and conditions of the Agreement shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, to the extent that the terms and conditions of this Amendment conflict with the terms and conditions of the Agreement, this Amendment shall control.

          (b) This Amendment shall be governed and construed under the laws of the State of Georgia.


     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.


                              PURCHASER:

                              GROUP ONE INVESTMENTS, INC.,
                              an Illinois corporation

                              By:   /s/ Robert H. Weitzman
                                   ---------------------------------
                              Name:
                                   ---------------------------------
                              Its:      President
                                   ---------------------------------


                              SELLER:

                              3655 PEACHTREE LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:  3655 Peachtree, Inc., an Illinois
                                   corporation, its general partner

                                   By:   /s/ Daniel L. Charleston
                                        ------------------------------------
                                   Name:     Daniel L. Charleston
                                        ------------------------------------
                                   Its:      Authorized Agent
                                        ------------------------------------
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